Exhibit 10.2

CREDIT AGREEMENT

This Credit Agreement (the “AGREEMENT”) is made and entered into on April 3, 2020 between Cuentas, Next Group Holdings, Inc., Meimoun & Mammon (“BORROWER”) and Dinar Zuz LLC (“LENDER”).

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. CREDIT

a) Credit. Subject to clause (b) below, Lender agrees from time to time during the term of this Agreement to make one or more loan advances to Borrower in the aggregate amount of up to $250,000 (Two Hundred and Fifty Thousand Dollars) (the “Credit”) during the continuation of this Agreement. Each such loan made hereunder (a “Loan”) shall be due and payable on the Maturity Date (as defined below in clause (c) below). Borrow acknowledges and agrees that the Credit is not revolving and Borrower shall not have the right to reborrow any Loans repaid hereunder.

b) Making of Loans. Whenever Borrower desires Lender to make a Loan, it shall give written notice to the Lender of such Loan, setting forth the amount of the Loan and the date on which such Loan is to be made. Borrower acknowledges and agrees that Lender shall have sole discretion to make a Loan under this Agreement. If Lender does not make a Loan on the date requested by Borrower, the nonpayment shall mean that Lender has denied Borrower’s request for a Loan. Borrower also acknowledges and agrees that any Loan made under this Agreement may be advanced by the Lender directly or another entity on behalf of the Lender.

c) Payments on Account of Principal. The unpaid principal amount of the Loans shall be due and payable on demand of Lender, 6 months from the execution date of the note (“Maturity Date”).

d) Payment of Interest. The Borrower shall pay interest in respect of the entire outstanding unpaid principal balance of each Loan at a rate per annum equal to 9%. Interest shall be payable on the outstanding balance of each Loan until such Loan is paid in full.

e) Payments. All payments or prepayments to be made in respect of principal, interest or fees or amounts due from Borrower hereunder shall be payable on the date when due in U.S. Dollars in immediately available funds. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place and in such manner as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

2. REPRESENTATION AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

a) Borrower is duly organized, validly existing, and in good standing under the laws of the State of Florida.

b) Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

c) The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

d) There is no action, suit, investigation, or proceeding pending or, to the knowledge of borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse effect on the financial condition of Borrower or the operation of its business.

3. EVENTS OF DEFAULT. The Borrower will be in default under this Agreement upon the occurrence of any of the following events (herein called “Events of Default”):

a) Failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.

b) the Borrower fails to comply with any other terms, covenants or conditions contained herein or in any documents related to this Agreement (“Loan Documents”), and such failure (exclusive of monetary obligations) is not remedied within sixty (60) days thereafter.

c) Any representation or warranty made by Borrower in this Agreement or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

d) Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement.

e) Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

f) Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

4. REMEDIES. Upon the occurrence of an Event of Default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney’s fees.

5. MISCELLANEOUS.

a) Governing Law. This Agreement shall be governed by the laws of the State of Florida, excluding its rules relating to the conflict of laws.

b) Notices. Any notice or request by any party hereto shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission or upon receipt when mailed by overnight courier, addressed as follows, until notice of some other address shall have been given to the other party:

If to the Lender:	Dinar Zuz LLC
Attn: _____________
200 South Biscayne Boulevard
Suite 5500
Miami, Florida 33131

If to the Borrower:	Cuentas, Next Group Holdings, Inc., Meimoun & Mammon
Attn: _____________
200 South Biscayne Boulevard
Suite 5500
Miami, Florida 33131

c) Counterparts. This Agreement may be executed in multiple counterparts, each of which constitutes an original.

d) Waivers; Amendments. The observance or performance of any covenant or obligation imposed upon the Borrower under any provision of this Agreement may be waived in writing by the Lender and the same shall then be effective only for the period on the conditions and for the specific instances and purposes specified in such writing; provided, however, that no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereto. No modification of any provision of this Agreement or of the promissory note issued pursuant to this Agreement (“Note”) shall be effective unless made in writing by the Borrower and the Lender; provided, however, that no such amendment shall impair the rights of any holder of Senior Indebtedness hereunder without the consent of such holder.

e) Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder or any interest herein without the prior written consent of the Lender. The Lender may assign this Agreement and all of its rights and obligations hereunder to any wholly owned corporate subsidiary of Lender. Except to the extent otherwise required by its context, the word “Lender” where used in this Agreement shall mean and include the holder of the Note originally issued to the Lender, and the holder of such Note shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

f) Severability. The provisions of this Agreement and of the other Loan Documents are everable, and if any clause or provision of this Agreement or of any other Loan Document shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof and of the other Loan Documents in any jurisdiction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

g) Entire Agreement. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Credit Agreement to be effective as of the day and year first above written.

LENDER:

DINAR ZUZ LLC

By:
Name:
Title:

BORROWER:

CUENTAS, NEXT GROUP HOLDINGS, INC., MEIMOUN & MAMMON

By:
Name:
Title:

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